UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2012, Luna Innovations Incorporated (the “Company”) and Philips Healthcare, acting through Philips Medical Systems Nederland BV (“Philips”), entered into a Development Agreement dated effective April 25, 2012 (the “Development Agreement”). Under the Development Agreement, the Company will conduct certain development work during 2012 in cooperation with Philips to advance the Company’s fiber-optic shape sensing technology towards commercialization in the non-robotic medical field. Philips will pay the Company monthly on a time and materials basis, less a specified holdback amount, in accordance with corresponding milestones and estimated resource requirements. In addition, under the Development Agreement, Philips has agreed to purchase specified prototype systems from the Company.

The foregoing description of the Development Agreement is not complete and is qualified in its entirety by reference to the Development Agreement to be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2012.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2012, the Company issued a press release announcing the execution of the Development Agreement with Philips. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Luna Innovations Incorporated, dated May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: May 8, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Luna Innovations Incorporated, dated May 8, 2012.